EXHIBIT 23.1

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-58286, 333-106798, and No. 333-110712) and the
Registration Statements on Form S-8 (Nos. 33-93658, 333-43452, 333-62497, and 333-89284) of ParkerVision, Inc. of our report dated March 16, 2005 relating to the consolidated financial statements, consolidated financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
----------------------------------------
PricewaterhouseCoopers LLP

Jacksonville, Florida
March 16, 2005